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                                                                    EXHIBIT 12.1

                                 NITROMED, INC.

      STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                              6 MONTHS ENDED                    FOR THE YEAR ENDED DECEMBER 31,
                                                 30-JUN-05       2004          2003          2002          2001          2000
                                             -----------------------------------------------------------------------------------
EARNINGS (LOSS)
  Loss Before Income Taxes                      $  (42,213)   $  (29,773)   $   (8,769)   $  (17,342)   $  (11,629)   $   (7,431)

  Add fixed charges:

  Interest expense on indebtedness                      16             1             4            10            48           108

  Estimated interest on rental expense                  68           114            69            69            69            69
                                             -----------------------------------------------------------------------------------

  TOTAL ADJUSTED LOSS                           $  (42,129)   $  (29,658)   $   (8,696)   $  (17,263)   $  (11,512)   $   (7,254)
                                             -----------------------------------------------------------------------------------

FIXED CHARGES

  Interest expense on indebtedness              $       16    $        1    $        4    $       10    $       48    $      108

  Estimated interest on rental expense                  68           114            69            69            69            69

  Deemed dividends related to beneficial
  conversion feature of redeemable
  convertible preferred stock                                                   19,357

  Accretion of dividends on redeemable
  convertible preferred stock                                                    2,794         2,697         1,662           157
                                             -----------------------------------------------------------------------------------

  TOTAL FIXED CHARGES                           $       84    $      115    $   22,224    $    2,776    $    1,779    $      334
                                             -----------------------------------------------------------------------------------

  COVERAGE DEFICIENCY                           $  (42,213)   $  (29,773)   $  (30,920)   $  (20,039)   $  (13,291)   $   (7,588)
                                             -----------------------------------------------------------------------------------
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